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                                  EXHIBIT (2.4)








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                            AMENDMENT TO THE BY-LAWS
                           OF THE BRADFORD FUNDS, INC.

                              ARTICLE I, SECTION 2


         RESOLVED, That Article I, Section 2 of the By-Laws of the Company be, and it hereby is, amended in its entirety to read as follows:

         "Section 2. Principal Executive Office. The principal executive office of the Corporation shall be in the City of New York, New York."




                                                           Adopted July 18, 1997